UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 31, 2011

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd., Chattanooga, TN 37421
(Address of principal executive office, including zip code)

(423) 855-0001
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    At a meeting held on October 31, 2011, the Compensation Committee of the Board of Directors of CBL & Associates Properties, Inc. (the “Company”) approved the actions described below affecting the compensation of the following five individuals who currently qualify as “named executive officers” of the Company pursuant to Item 402(a)(3) of Securities and Exchange Commission Regulation S-K:

2012 Base Salaries for Named Executive Officers

The Compensation Committee approved 2012 Base Salary levels for the Company's officers and members of senior management, including setting the following 2012 Base Salary levels for those individuals who qualify as “named executive officers”:

Name:	Title:	2012 Base Salary:
Charles B. Lebovitz	Chairman of the Board	$610,618
John N. Foy	Vice Chairman of the Board, Chief Financial Officer, Treasurer and Secretary	$542,110
Stephen D. Lebovitz	Director, President and Chief Executive Officer	$540,750
Augustus N. Stephas	Executive Vice President and Chief Operating Officer	$511,498
Farzana K. Mitchell	Executive Vice President - Finance	$484,100

The 2012 Base Salaries approved by the Compensation Committee for the Company's named executive officers represent an increase of 3% over current levels, the first such increase since base salaries were frozen three years ago at 2008 levels.

Additionally, the Compensation Committee approved the annual bonus compensation that each of the named executive officers could receive for performance during the 2011 fiscal year, based on the performance factors similar to those used in determining bonuses in prior years for each such officer as described in the 2011 Proxy Statement. The fiscal 2011 bonuses approved for each of the named executive officers were as follows: Charles B. Lebovitz - $506,250; John N. Foy - $506,250; Stephen D. Lebovitz - $506,250; Augustus N. Stephas - $225,000; and Farzana K. Mitchell - $150,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.
/s/ John N. Foy
John N. Foy
Vice Chairman of the Board, Chief Financial Officer, Treasurer and Secretary

Date: November 4, 2011